                                                                    Exhibit 11.1

               ALPHA TECHNOLOGIES GROUP, INC., AND SUBSIDIARIES

                  COMPUTATION OF NET INCOME (LOSS) PER SHARE
    FOR THE QUARTERS AND NINE MONTHS ENDED JULY 26, 1998 AND AUGUST 1, 1999

                                  (Unaudited)
                     (In Thousands, Except per Share Date)

                                                                    Quarter Ended                        Nine Months Ended
                                                        -----------------------------------    ----------------------------------
                                                             July 26,           August 1,           July 26,          August 1,
                                                               1998                1999               1998               1999
                                                        ---------------     ---------------    ---------------    ---------------
Shares:
     Weighted average common shares outstanding                   6,728               6,944              6,707              6,937

     Net common shares issuable on exercise of
        stock options                                                --                 291                129                125
                                                        ---------------     ---------------    ---------------    ---------------

Weighted average common and common equivalent
   shares outstanding                                             6,728               7,235              6,836              7,062
                                                        ===============     ===============    ===============    ===============

Net income (loss)                                                 ($453)             $1,202             $  453             $2,567
                                                        ===============     ===============    ===============    ===============

Basic and diluted net income (loss) per common and
 common equivalent share
   Basic                                                         ($0.07)             $ 0.17             $ 0.07             $ 0.37
                                                        ===============     ===============    ===============    ===============
   Diluted                                                       ($0.07)             $ 0.17             $ 0.07             $ 0.36
                                                        ===============     ===============    ===============    ===============

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